AMENDMENT TO THE
AMENDED AND RESTATED BYLAWS OF
MEDAIRE, INC.

(As approved at a meeting on March 8, 2006 by action of the Board of Directors of
MedAire, Inc., a Nevada corporation (the “Corporation”)

Effective as of March 8, 2006

WHEREAS, the Board of Directors of the Corporation has determined that that is advisable and in the best interests of the Corporation and its shareholders to amend Section 2 of Article II of the Corporation’s Amended and Restated Bylaws to allow shareholders holding at least 10% of the Corporation’s outstanding voting stock to call a special meeting of the shareholders, it is

RESOLVED, THEREFORE, as follows:

Section 2 of Article II of the Amended and Restated Bylaws of the Corporation is hereby deleted in its entirety and replaced with the following:

“2. SPECIAL MEETINGS.

Special meetings of the stockholders may be called for any purpose or purposes at any time by a majority of the Board, Chairman of the Board, the Chief Executive Officer, the President or holders of at least 10% of the Corporation’s outstanding voting stock. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.”